UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2013

BERKSHIRE HOMES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-171423

Nevada	68-0680858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ	85016
(Address of Principal Executive Offices)	(Zip Code)

  Registrant’s telephone number including area code:  (602) 387-5393

_________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 13, 2013, Berkshire Homes, Inc. (the “Company”) sold $2,150,000 of its 5% unsecured promissory note (the “Note”) to an accredited investor pursuant to the terms of a Note Purchase Agreement (the “Note Purchase Agreement”) with gross proceeds to the Company of $2,150,000.  The Note accrues interest at the rate of 5% per annum and is due and payable twenty four months from the date of issuance, subject to acceleration in the event of default and may be prepaid in whole or in part without penalty or premium.

The foregoing is a summary description of the terms and conditions of the sale of the Note and does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement and the form of Note, which are filed as Exhibits 10.1 and 10.2, respectively, respectively, to this Current Report on Form 8-K and incorporated by reference herein

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Form of Note Purchase Agreement dated June 13, 2013

10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HOMES, INC.

Date: June 14, 2013	By:	/s/ Llorn Kylo
Llorn Kylo
CEO, CFO, Secretary, Treasurer and Director